Structured Asset Trust Unit Repackagings (Saturns)
Corporate Bond TRACERS Units
CBT Series 2003-1 Units Trust
CUSIP NO.
12496DAA5
Distribution Date March 25, 2013
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning
Principal Amount
Principal Payment
Ending Principal
Amount
Fixed Rate Accrual Days Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total Distribution
Payment
Amount
Total
Distribution
$3,000,000.00 $3,000,000.00 4.30600% 30 30/360 $10,765.00 $0.00 $10,765.00 $10,765.00 $10,765.00
Additional Information
10,922.50 $
- $
416.67 $
- $
CUSIP Moody's S & P Moody's Date S & P S & P
12496DAA5 A3 A- A3 21-Mar-13 A- 15-Mar-13
Underlying Security Moody's S&P
Maturity Date
CUSIP No.
Moody's S&P
Interest Rate
Beginning
Principal
Balance
INT Payment
Received
PRI Payment
Received
Ending Principal
Balance
The Goldman Sachs Group, Inc. 4.750% Notes due 2013
Aa3
A+ July 15, 2013 38141GDK7 A3 A 0.7500% 1,000,000.00 1,000,000.00
Johnson & Johnson 3.80% Debentures due May 15, 2013
Aaa
AAA May 15, 2013 478160AM6 Aaa AAA 3.8000% 1,000,000.00 1,000,000.00
Wal-Mart Stores, Inc. 4.55% Notes Due 2013
Aa2
AA May 1, 2013 931142BT9 Aa2 AA 4.5500% 1,000,000.00 1,000,000.00
3,000,000.00
TOTAL
COLLECTED $0.00 $0.00 3,000,000.00
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Original Ratings Current Ratings
To the Holders of:
Swap Counterparty Payment Amount Due to Trustee
Trustee Payment Due to Swap Counterparty
Trustee Fees
Expense Account Deposit
Original Ratings